UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2009
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On September 17, 2009, the Company and Gary W. Bogatay, Jr., former Chief Financial Officer, entered into a Separation Agreement and General Release (the “Agreement”), pursuant to which Mr. Bogatay and the Company mutually agreed to the termination of his employment effective as of September 18, 2009. The Company further agreed that Mr. Bogatay would be paid the equivalent of a salary of $215,000 per year until September 1, 2010 in accordance with the Company’s normal payroll practices. The payments to Mr. Bogatay will be comprised of any benefits payable to Mr. Bogatay under the Company’s short and long term disability insurance benefits and cash payment from the Company to make up any short fall between these disability benefits and the salary amount. The Company further agreed to make payments to maintain, until September 1, 2010, the same or substantially similar health insurance benefits that Mr. Bogatay received as an employee. The Agreement further provides that the Company’s obligations to maintain health insurance and to pay the salary amount will cease in the event Mr. Bogatay finds other employment. The Agreement also contains certain customary representations and covenants from Mr. Bogatay and mutual releases of liability.
     The foregoing summary of the Agreement is qualified in its entirety by reference to the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(c) Effective September 17, 2009, the Company engaged Michael D. Bornak, 47, as its interim Chief Financial Officer, to serve for a period of three (3) months, unless extended by mutual agreement. Mr. Bornak served as the Chief Financial Officer for Solar Power Industries, Inc., a fully integrated solar company, from June 2008 until July 2009. Prior thereto, Mr. Bornak was Chief Financial Officer and Secretary for MHF Logistical Solutions, Inc., a logistics company serving primarily the nuclear and hazardous/non-hazardous waste industries, from February 2006 until June 2008. Prior thereto, he served as Vice President of Finance and Chief Financial Officer for Portec Rail Products, Inc., a publicly traded railroad handling supplier, from January 1998 until February 2006. Mr. Bornak’s services were engaged through a third party firm which provides interim executive services, with which the Company contracted to pay a weekly rate of $6,071.00. The Company will continue its search for a permanent Chief Financial Officer.
ITEM 9.01 EXHIBITS
10.1	Agreement dated September 17, 2009 by and between Tollgrade Communications, Inc. and Gary W. Bogatay, Jr. (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2009	TOLLGRADE COMMUNICATIONS, INC.
	By:	/s/ Sara M. Antol
Sara M. Antol
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated September 17, 2009 by and between Tollgrade Communications, Inc. and Gary W. Bogatay, Jr. (filed herewith).